NEWS RELEASE
October 24, 2024

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED SEPTEMBER 30, 2024

3rd Quarter 2024 Highlights:
•Diluted earnings per share for the current quarter was $0.45 per share, an increase of 15 percent from the prior quarter diluted earnings per share of $0.39 per share.
•Net income was $51.1 million for the current quarter, an increase of $6.3 million, or 14 percent, from the prior quarter net income of $44.7 million and a decrease of $1.4 million, or 3 percent, from the prior year third quarter net income of $52.4 million.
•The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 2.83 percent, an increase of 15 basis points from the prior quarter net interest margin of 2.68 percent.
•Net interest income was $180 million for the current quarter, an increase of $13.8 million, or 8 percent, from the prior quarter net interest income of $166 million and an increase of $13.2 million, or 8 percent, from the prior year third quarter net interest income of $167 million.
•The loan portfolio of $17.181 billion increased $329 million, or 2 percent, during the current quarter and organically increased $57.6 million, or 1 percent annualized, during the current quarter.
•Total core deposits of $20.711 billion, increased $613 million, or 3 percent, during the current quarter and organically increased $216 million, or 4 percent annualized, during the current quarter.
•Non-interest bearing deposits of $6.408 billion, increased $314 million, or 5 percent, during the current quarter and organically increased $221 million, or 14 percent annualized, during the current quarter.
•The loan yield of 5.69 percent in the current quarter increased 11 basis points from the prior quarter loan yield of 5.58 percent and increased 42 basis points from the prior year third quarter loan yield of 5.27 percent.
•The total cost of funding (including non-interest bearing deposits) of 1.79 percent in the current quarter decreased 1 basis point from the prior quarter total cost of funding of 1.80 percent.
•Stockholders’ equity of $3.245 billion increased $108 million, or 3 percent, during the current quarter and increased $370 million, or 13 percent, over the prior year third quarter.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 158 consecutive quarterly dividends and has increased the dividend 49 times.

•The Company completed the acquisition and core system conversion of six Montana branch locations of Rocky Mountain Bank division (“RMB”) of HTLF Bank, a wholly owned subsidiary of Heartland Financial USA, Inc. with total assets of $403 million, total gross loans of $272 million and total deposits of $397 million.

Year-to-date 2024 Highlights:
•Net income for the first nine months of 2024 was $128 million, a decrease of $40.2 million, or 24 percent, from the prior year first nine months net income of $169 million.
•Interest income for the first nine months of 2024 was $843 million, an increase of $98.7 million, or 13 percent, over the $744 million of interest income for the first nine months of 2023.
•The loan portfolio increased $983 million, or 6 percent, during the first nine months of 2024 and organically increased $261 million, or 2 percent, during the first nine months of 2024.
•The $2.740 billion of FRB Bank Term Funding (“BTFP”) was paid off during the current year through a combination of Federal Home Loan Bank (“FHLB”) advances and cash.
•Dividends declared in the first nine months of 2024 were $0.99 per share.
•The Company completed the acquisition and core system conversion of Community Financial Group, Inc., the parent company of Wheatland Bank (collectively, “Wheatland”), a leading eastern Washington community bank headquartered in Spokane with total assets of $778 million.

Financial Summary

	At or for the Three Months ended				At or for the Nine months ended
(Dollars in thousands, except per share and market data)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Operating results
Net income	$51,055	44,708	32,627	52,445	128,390	168,611
Basic earnings per share	$0.45	0.39	0.29	0.47	1.14	1.52
Diluted earnings per share	$0.45	0.39	0.29	0.47	1.13	1.52
Dividends declared per share	$0.33	0.33	0.33	0.33	0.99	0.99
Market value per share
Closing	$45.70	37.32	40.28	28.50	45.70	28.50
High	$47.71	40.18	42.75	36.45	47.71	50.03
Low	$35.57	34.35	34.74	26.84	34.35	26.77
Selected ratios and other data
Number of common stock shares outstanding	113,394,786	113,394,092	113,388,590	110,879,365	113,394,786	110,879,365
Average outstanding shares - basic	113,394,758	113,390,539	112,492,142	110,877,534	113,093,583	110,857,788
Average outstanding shares - diluted	113,473,107	113,405,491	112,554,402	110,886,959	113,137,861	110,882,718
Return on average assets (annualized)	0.73%	0.66%	0.47%	0.75%	0.62%	0.83%
Return on average equity (annualized)	6.34%	5.77%	4.25%	7.12%	5.47%	7.72%
Efficiency ratio	64.92%	67.97%	74.41%	63.31%	68.98%	62.10%
Loan to deposit ratio	83.16%	84.03%	82.04%	79.25%	83.16%	79.25%
Number of full time equivalent employees	3,434	3,399	3,438	3,314	3,434	3,314
Number of locations	232	231	232	221	232	221
Number of ATMs	279	286	285	274	279	274

KALISPELL, Mont., Oct 24, 2024 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $51.1 million for the current quarter, an increase of $6.3 million, or 14 percent from the prior quarter net income of $44.7 million and a decrease of $1.4 million, or 3 percent, from the $52.4 million of net income for the prior year third quarter. Diluted earnings per share for the current quarter was $0.45 per share, an increase of 15 percent from the prior quarter diluted earnings per share of $0.39 per share and a decrease of 4 percent from the prior year third quarter diluted earnings per share of $0.47. The decrease in net income compared to the prior year third quarter was due to the increase in funding costs and the increased costs associated with the acquisitions of Wheatland and RMB over the prior year third quarter. “Our positive business trends through the third quarter. We were very pleased to see solid earnings, margin and deposit growth,” said Randy Chesler, President and Chief Executive Officer. “We finalized the acquisition of the Rocky Mountain Bank Montana branches from Heartland and welcome the employees to the Glacier team.”

Net income for the nine months ended September 30, 2024 was $128 million, a decrease of $40.2 million, or 24 percent, from the $169 million net income for the first nine months of the prior year. Diluted earnings per share for the first nine months of 2024 was $1.13 per share, a decrease of $0.39 per share from the prior year first nine months diluted earnings per share of $1.52. The decrease in net income for the first nine months of the current year compared to the prior year first nine months was primarily due to the significant increase in funding costs. In addition, the current year-to-date results included increased operating costs and a $9.7 million provision for credit losses associated with the acquisitions of Wheatland and RMB.

On July 19, 2024, the Company completed the acquisition of six RMB branches in Montana. The branches have been combined with Glacier Bank divisions operating in Montana, including First Bank of Montana, First Security Bank of Bozeman, First Security Bank of Missoula, Valley Bank, and Western Security Bank. On January 31, 2024, the Company completed the acquisition of Wheatland, headquartered in Spokane, Washington. Wheatland had 14 branches in eastern Washington and was combined with the North Cascades Bank division under the name Wheatland Bank, division of Glacier Bank. The Wheatland Bank division now operates with a combined 23 branches in Central and Eastern Washington and is a Top 5 community bank by deposit share in Eastern Washington. The Company’s results of operations and financial condition include the Wheatland and RMB acquisitions beginning on the acquisition date of each. The following table discloses the preliminary fair value estimates of select classifications of assets and liabilities acquired:

	Wheatland	RMB
(Dollars in thousands)	January 31, 2024	July 19, 2024	Total
Total assets	$777,659	$403,052	$1,180,711
Cash and cash equivalents	12,926	76,781	89,707
Debt securities	187,183	—	187,183
Loans receivable	450,403	271,569	721,972
Non-interest bearing deposits	277,651	93,534	371,185
Interest bearing deposits	339,304	303,156	642,460
Borrowings	58,500	4,305	62,805
Core deposit intangible	16,936	9,794	26,730
Goodwill	38,369	29,794	68,163

Asset Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023
Cash and cash equivalents	$987,833	800,779	1,354,342	1,672,094	187,054	(366,509)	(684,261)
Debt securities, available-for-sale	4,436,578	4,499,541	4,785,719	4,741,738	(62,963)	(349,141)	(305,160)
Debt securities, held-to-maturity	3,348,698	3,400,403	3,502,411	3,553,805	(51,705)	(153,713)	(205,107)
Total debt securities	7,785,276	7,899,944	8,288,130	8,295,543	(114,668)	(502,854)	(510,267)
Loans receivable
Residential real estate	1,837,697	1,771,528	1,704,544	1,653,777	66,169	133,153	183,920
Commercial real estate	10,833,841	10,713,964	10,303,306	10,292,446	119,877	530,535	541,395
Other commercial	3,177,051	3,066,028	2,901,863	2,916,785	111,023	275,188	260,266
Home equity	931,440	905,884	888,013	869,963	25,556	43,427	61,477
Other consumer	401,158	394,587	400,356	402,075	6,571	802	(917)
Loans receivable	17,181,187	16,851,991	16,198,082	16,135,046	329,196	983,105	1,046,141
Allowance for credit losses	(205,170)	(200,955)	(192,757)	(192,271)	(4,215)	(12,413)	(12,899)
Loans receivable, net	16,976,017	16,651,036	16,005,325	15,942,775	324,981	970,692	1,033,242
Other assets	2,456,643	2,453,581	2,094,832	2,153,149	3,062	361,811	303,494
Total assets	$28,205,769	27,805,340	27,742,629	28,063,561	400,429	463,140	142,208

Total debt securities of $7.785 billion at September 30, 2024 decreased $115 million, or 1 percent, during the current quarter and decreased $510 million, or 6 percent, from the prior year third quarter. Debt securities represented 28 percent of total assets at September 30, 2024 compared to 30 percent at December 31, 2023 and 30 percent at September 30, 2023.
The loan portfolio of $17.181 billion at September 30, 2024 increased $329 million, or 2 percent, during the current quarter. Excluding the RMB acquisition, the loan portfolio organically increased $57.6 million, or 1 percent annualized, during the current quarter. Excluding the RMB and Wheatland acquisitions, the loan portfolio organically increased $261 million, or 2 percent, during the first nine months of 2024 and increased $324 million, or 2 percent, from the prior year third quarter.

Credit Quality Summary

	At or for the Nine Months ended	At or for the Six Months ended	At or for the Year ended	At or for the Nine Months ended
(Dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023
Allowance for credit losses
Balance at beginning of period	$192,757	192,757	182,283	182,283
Acquisitions	3	3	—	—
Provision for credit losses	21,138	14,157	20,790	16,609
Charge-offs	(12,406)	(8,430)	(15,095)	(10,284)
Recoveries	3,678	2,468	4,779	3,663
Balance at end of period	$205,170	200,955	192,757	192,271
Provision for credit losses
Loan portfolio	$21,138	14,157	20,790	16,609
Unfunded loan commitments	(1,366)	(2,390)	(5,995)	(4,827)
Total provision for credit losses	$19,772	11,767	14,795	11,782
Other real estate owned	$432	432	1,032	—
Other foreclosed assets	201	198	471	48
Accruing loans 90 days or more past due	11,551	4,692	3,312	3,855
Non-accrual loans	15,937	12,686	20,816	38,380
Total non-performing assets	$28,121	18,008	25,631	42,283
Non-performing assets as a percentage of subsidiary assets	0.10%	0.06%	0.09%	0.15%
Allowance for credit losses as a percentage of non-performing loans	730%	1,116%	799%	455%
Allowance for credit losses as a percentage of total loans	1.19%	1.19%	1.19%	1.19%
Net charge-offs as a percentage of total loans	0.05%	0.04%	0.06%	0.04%
Accruing loans 30-89 days past due	$56,213	49,678	49,967	15,253
U.S. government guarantees included in non-performing assets	$1,802	1,228	1,503	1,057

Non-performing assets as a percentage of subsidiary assets at September 30, 2024 was 0.10 percent compared to 0.06 percent in the prior quarter and 0.15 percent in the prior year third quarter. Non-performing assets of $28.1 million at September 30, 2024 increased $10.1 million, or 56 percent, over the prior quarter and decreased $14.2 million, or 33 percent, over the prior year third quarter.

Early stage delinquencies (accruing loans 30-89 days past due) as a percentage of loans at September 30, 2024 were 0.33 percent compared to 0.29 percent for the prior quarter end and 0.09 percent for the prior year third quarter. Early stage delinquencies of $56.2 million at September 30, 2024 increased $6.5 million from the prior quarter and increased $41.0 million from prior year third quarter.

The current quarter credit loss expense of $8.0 million included $2.8 million of provision for credit losses on loans and $799 thousand of provision for credit losses on unfunded commitments from the acquisition of RMB. Excluding the acquisition of RMB, the current quarter credit loss expense was $4.4 million, including $4.2 million of credit loss expense from loans and $225 thousand of credit loss expense from unfunded loan commitments.

For the first nine months of the current year, the provision for credit losses of $19.8 million included $8.1 million of provision for credit losses on loans and $1.6 million of provision for credit losses on unfunded loan commitments from the acquisitions of Wheatland and RMB.

The allowance for credit losses on loans (“ACL”) as a percentage of total loans outstanding at September 30, 2024 was 1.19 percent and remained unchanged from the prior year end and the prior year third quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts and other environmental factors will continue to determine the level of the provision for credit losses for loans.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Third quarter 2024	$6,981	$2,766	1.19%	0.33%	0.10%
Second quarter 2024	5,066	2,890	1.19%	0.29%	0.06%
First quarter 2024	9,091	3,072	1.19%	0.37%	0.09%
Fourth quarter 2023	4,181	3,695	1.19%	0.31%	0.09%
Third quarter 2023	5,095	2,209	1.19%	0.09%	0.15%
Second quarter 2023	5,254	2,473	1.19%	0.16%	0.12%
First quarter 2023	6,260	1,939	1.20%	0.16%	0.12%
Fourth quarter 2022	6,060	1,968	1.20%	0.14%	0.12%

Net charge-offs for the current quarter were $2.8 million compared to $2.9 million in the prior quarter and $2.2 million for the prior year third quarter. Net charge-offs of $2.8 million included $1.9 million in deposit overdraft net charge-offs and $815 thousand of net loan charge-offs.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023
Deposits
Non-interest bearing deposits	$6,407,728	6,093,430	6,022,980	6,465,353	314,298	384,748	(57,625)
NOW and DDA accounts	5,363,476	5,219,838	5,321,257	5,253,367	143,638	42,219	110,109
Savings accounts	2,801,077	2,862,034	2,833,887	2,872,362	(60,957)	(32,810)	(71,285)
Money market deposit accounts	2,854,540	2,858,850	2,831,624	2,994,631	(4,310)	22,916	(140,091)
Certificate accounts	3,284,609	3,064,613	2,915,393	2,742,017	219,996	369,216	542,592
Core deposits, total	20,711,430	20,098,765	19,925,141	20,327,730	612,665	786,289	383,700
Wholesale deposits	3,334	2,994	4,026	67,434	340	(692)	(64,100)
Deposits, total	20,714,764	20,101,759	19,929,167	20,395,164	613,005	785,597	319,600
Repurchase agreements	1,831,501	1,629,504	1,486,850	1,499,696	201,997	344,651	331,805
Deposits and repurchase agreements, total	22,546,265	21,731,263	21,416,017	21,894,860	815,002	1,130,248	651,405
Federal Home Loan Bank advances	1,800,000	2,350,000	—	—	(550,000)	1,800,000	1,800,000
FRB Bank Term Funding	—	—	2,740,000	2,740,000	—	(2,740,000)	(2,740,000)
Other borrowed funds	84,168	88,149	81,695	73,752	(3,981)	2,473	10,416
Subordinated debentures	133,065	133,024	132,943	132,903	41	122	162
Other liabilities	397,221	365,459	351,693	347,452	31,762	45,528	49,769
Total liabilities	$24,960,719	24,667,895	24,722,348	25,188,967	292,824	238,371	(228,248)

Total core deposits of $20.711 billion at September 30, 2024 increased $613 million, or 3 percent, from the prior quarter and increased $786 million, or 4 percent, from the prior year end. Total core deposits organically increased $217 million, or 4 percent annualized, during the current quarter and decreased $227 million, or 1 percent, from the prior year end.

Total non-interest bearing deposits of $6.408 billion, increased $314 million, or 5 percent, from the prior quarter and increased $385 million, or 6 percent, from the prior year end. Non-interest bearing deposits organically increased $221 million, or 14 percent annualized, during the current quarter and increased $13.6 million, or 23 basis points, from the prior year end. Non-interest bearing deposits represented 31 percent of total deposits at June 30, 2024, compared to 30 percent at December 31, 2023 and 32 percent at September 30, 2023.

FHLB borrowings of $1.800 billion decreased $550 million, or 23 percent, during the current quarter. Upon maturity in the first quarter of 2024, the Company paid off its $2.740 billion BTFP borrowings with a combination of $2.140 billion in FHLB borrowings and cash.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Sep 30, 2024	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023
Common equity	$3,507,356	3,492,096	3,394,394	3,374,961	15,260	112,962	132,395
Accumulated other comprehensive loss	(262,306)	(354,651)	(374,113)	(500,367)	92,345	111,807	238,061
Total stockholders’ equity	3,245,050	3,137,445	3,020,281	2,874,594	107,605	224,769	370,456
Goodwill and intangibles, net	(1,106,336)	(1,066,790)	(1,017,263)	(1,019,690)	(39,546)	(89,073)	(86,646)
Tangible stockholders’ equity	$2,138,714	2,070,655	2,003,018	1,854,904	68,059	135,696	283,810

Stockholders’ equity to total assets	11.50%	11.28%	10.89%	10.24%
Tangible stockholders’ equity to total tangible assets	7.89%	7.74%	7.49%	6.86%
Book value per common share	$28.62	27.67	27.24	25.93	0.95	1.38	2.69
Tangible book value per common share	$18.86	18.26	18.06	16.73	0.60	0.80	2.13

Tangible stockholders’ equity of $2.139 billion at September 30, 2024 increased $68.1 million, or 3 percent, compared to the prior quarter and was primarily the result of a decrease in unrealized loss on the available-for-sale debt securities which was partially offset by the increase in goodwill and core deposit intangibles associated with the acquisition of RMB. Tangible stockholders’ equity at September 30, 2024 increased $136 million, or 7 percent, compared to the prior year end and was primarily due to $92.4 million of Company common stock issued for the acquisition of Wheatland and the decrease in the unrealized loss on the available-for-sale securities. The increase was partially offset by the increase in goodwill and core deposits associated with the acquisitions of Wheatland and RMB. Tangible book value per common share of $18.86 at the current quarter end increased $0.80 per share, or 4 percent, from the prior year end and increased $2.13 per share, or 13 percent, from the prior year third quarter.

Cash Dividends
On September 24, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The dividend was payable October 17, 2024 to shareholders of record on October 8, 2024. The dividend was the Company’s 158th consecutive regular dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended September 30, 2024
Compared to June 30, 2024, March 31, 2024 and September 30, 2023

Income Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Sep 30, 2023	Jun 30, 2024	Mar 31, 2024	Sep 30, 2023
Net interest income
Interest income	$289,578	273,834	279,402	264,906	15,744	10,176	24,672
Interest expense	109,347	107,356	112,922	97,852	1,991	(3,575)	11,495
Total net interest income	180,231	166,478	166,480	167,054	13,753	13,751	13,177
Non-interest income
Service charges and other fees	20,587	19,422	18,563	19,304	1,165	2,024	1,283
Miscellaneous loan fees and charges	4,970	4,821	4,362	4,322	149	608	648
Gain on sale of loans	4,898	4,669	3,362	4,046	229	1,536	852
Gain (loss) on sale of securities	26	(12)	16	(65)	38	10	91
Other income	4,223	3,304	3,686	2,633	919	537	1,590
Total non-interest income	34,704	32,204	29,989	30,240	2,500	4,715	4,464
Total income	$214,935	198,682	196,469	197,294	16,253	18,466	17,641
Net interest margin (tax-equivalent)	2.83%	2.68%	2.59%	2.58%

Net Interest Income
The current quarter interest income of $290 million increased $15.7 million, or 6 percent, over the prior quarter and increased $24.7 million, or 9 percent, over the prior year third quarter, with both increases being primarily due to the increase in the loan yields and the increase in average balances of the loan portfolio. The loan yield of 5.69 percent in the current quarter increased 11 basis points from the prior quarter loan yield of 5.58 percent and increased 42 basis points from the prior year third quarter loan yield of 5.27 percent.

The current quarter interest expense of $109 million increased $2.0 million, or 2 percent, over the prior quarter and was primarily attributable to the increase in average deposit balances. The current quarter interest expense increased $11.5 million, or 12 percent, over the prior year third quarter and was primarily the result of an increase in rates on deposits and borrowings. Core deposit cost (including non-interest bearing deposits) was 1.37 percent for the current quarter compared to 1.36 percent in the prior quarter and 1.03 percent for the prior year third quarter. The total cost of funding (including non-interest bearing deposits) of 1.79 percent in the current quarter decreased 1 basis point from the prior quarter. The current quarter cost of funds increased 21 basis points from the prior year third quarter which was primarily the result of the increased deposit rates.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 2.83 percent, an increase of 15 basis points from the prior quarter net interest margin of 2.68 percent and was primarily driven by an increase in loan yields. The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was an increase of 25 basis points from the prior year third quarter net interest margin of 2.58 percent and was primarily driven by an increase in loan yields which more than offset the total cost of funding. Core net interest margin excludes the impact from discount accretion and non-accrual interest. Excluding the 4 basis points from discount accretion, the core net interest margin was 2.79 percent in the current quarter compared to 2.63 percent in the prior quarter and 2.55 in the prior year third quarter. “The growth in the loan portfolio at higher yields was funded primarily by the remix of lower yield cash flow from the securities portfolio,” said Ron Copher, Chief Financial Officer. “In addition, the growth in non-interest bearing deposits and the reduction in wholesale funding contributed to the improvement in the current quarter net interest margin.”

Non-interest Income
Non-interest income for the current quarter totaled $34.7 million, which was an increase of $2.5 million, or 8 percent, over the prior quarter and an increase of $4.5 million, or 15 percent, over the prior year third quarter. Service charges and other fees of $20.6 million for the current quarter increased $1.2 million, or 6 percent, compared to the prior quarter and increased $1.3 million, or 7 percent, compared to the prior year third quarter. Gain on the sale of residential loans of $4.9 million for the current quarter increased $229 thousand, or 5 percent, compared to the prior quarter and increased $852 thousand, or 21 percent, from the prior year third quarter. Other income of $4.2 million increased $919 thousand, or 28 percent, over the prior quarter and increased $1.6 million, or 60 percent, over the prior year third quarter, with both increases being driven by a $1.2 million gain on the sale of repossessed property during the current quarter.

Non-interest Expense Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Sep 30, 2023	Jun 30, 2024	Mar 31, 2024	Sep 30, 2023
Compensation and employee benefits	$85,083	84,434	85,789	77,387	649	(706)	7,696
Occupancy and equipment	11,989	11,594	11,883	10,553	395	106	1,436
Advertising and promotions	4,062	4,362	3,983	4,052	(300)	79	10
Data processing	9,196	9,387	9,159	8,730	(191)	37	466
Other real estate owned and foreclosed assets	13	149	25	15	(136)	(12)	(2)
Regulatory assessments and insurance	5,150	5,393	7,761	6,060	(243)	(2,611)	(910)
Intangibles amortization	3,367	3,017	2,760	2,428	350	607	939
Other expenses	25,848	22,616	30,483	20,351	3,232	(4,635)	5,497
Total non-interest expense	$144,708	140,952	151,843	129,576	3,756	(7,135)	15,132

Total non-interest expense of $145 million for the current quarter increased $3.8 million, or 3 percent, over the prior quarter and increased $15.1 million, or 12 percent, over the prior year third quarter. Compensation and employee benefits increased $7.7 million, or 10 percent, from the prior year third quarter and was driven by annual salary increases, increased performance-related compensation and increases from the acquisitions of Wheatland and RMB.

Other expenses of $25.8 million increased $3.2 million, or 14 percent, from the prior quarter, which was attributable to several miscellaneous category increases including an increase of $1.2 million in outside consulting services. In addition, the current quarter other expenses included $586 thousand of gains from the sale of former branch facilities and disposal of fixed assets compared to $1.5 million in the prior quarter. Other expenses increased $5.5 million, or 27 percent, from the prior year third quarter as a result of several miscellaneous category increases including an increase of $2.7 million in outside consulting services and an increase of $1.6 million in acquisition-related expenses. Acquisition-related expense was $1.9 million in the current quarter compared to $1.8 million in the prior quarter and $279 thousand in the prior year third quarter.

Federal and State Income Tax Expense
Tax expense during the third quarter of 2024 was $11.2 million, an increase of $1.7 million, or 18 percent, compared to the prior quarter and a decrease of $567 thousand, or 5 percent, from the prior year third quarter. The effective tax rate in the current quarter was 17.9 percent compared to 17.5 percent in the prior quarter and 18.3 percent in the prior year third quarter.

Efficiency Ratio
The efficiency ratio was 64.92 percent in the current quarter compared to 67.97 percent in the prior quarter and 63.31 percent in the prior year third quarter. The decrease from the prior quarter was principally driven by the increase in net interest income that more than offset the increase in non-interest expense.

Operating Results for Nine Months Ended September 30, 2024
Compared to September 30, 2023

Income Summary

	Nine months ended
(Dollars in thousands)	Sep 30, 2024	Sep 30, 2023	$ Change	% Change
Net interest income
Interest income	$842,814	$744,159	$98,655	13%
Interest expense	329,625	218,933	110,692	51%
Total net interest income	513,189	525,226	(12,037)	(2)%
Non-interest income
Service charges and other fees	58,572	56,042	2,530	5%
Miscellaneous loan fees and charges	14,153	12,451	1,702	14%
Gain on sale of loans	12,929	9,974	2,955	30%
Gain (loss) on sale of securities	30	(202)	232	(115)%
Other income	11,213	8,949	2,264	25%
Total non-interest income	96,897	87,214	9,683	11%
Total Income	$610,086	$612,440	$(2,354)	—%
Net interest margin (tax-equivalent)	2.70%	2.79%

Net Interest Income
Net-interest income of $513 million for the first nine months of 2024 decreased $12.0 million, or 2 percent, over 2023 and was primarily driven by increased interest expense which outpaced the increase in interest income. Interest income of $843 million for 2024 increased $98.7 million, or 13 percent, from the prior year and was primarily attributable to the increase in the loan portfolio and an increase in loan yields. The loan yield was 5.58 percent during the first nine months of 2024, an increase of 44 basis points from the prior year first nine months loan yield of 5.14 percent.

Interest expense of $330 million for the first nine months of 2024 increased $111 million, or 51 percent, over the same period in the prior year and was primarily the result of higher interest rates on deposits. Core deposit cost (including non-interest bearing deposits) was 1.36 percent for the first nine months of 2024 compared to 0.62 percent for the same period in the prior year. The total funding cost (including non-interest bearing deposits) for the first nine months of 2024 was 1.81 percent, which was an increase of 59 basis points over the first nine months of the prior year funding cost of 1.22 percent.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during the first nine months of 2024 was 2.70 percent, a 9 basis points decrease from the net interest margin of 2.79 percent for the first nine months of the prior year. Excluding the 4 basis points from discount accretion and the 1 basis point from non-accrual interest, the core net interest margin was 2.65 percent in the first nine months of the current year compared to 2.77 percent in the prior year first nine months.

Non-interest Income
Non-interest income of $96.9 million for the first nine months of 2024 increased $9.7 million, or 11 percent, over the same period last year. Gain on sale of residential loans of $12.9 million for the first nine months of 2024 increased by $3.0 million, or 30 percent, over the first nine months of the prior year. Other income of $11.2 million for the first nine months of 2024 increased $2.3 million, or 25 percent, over the same period last year and was primarily driven by a $1.2 million gain on the sale of repossessed property during the current quarter.
Non-interest Expense Summary

	Nine months ended
(Dollars in thousands)	Sep 30, 2024	Sep 30, 2023	$ Change	% Change
Compensation and employee benefits	$255,306	$237,628	$17,678	7%
Occupancy and equipment	35,466	33,045	2,421	7%
Advertising and promotions	12,407	12,020	387	3%
Data processing	27,742	25,241	2,501	10%
Other real estate owned and foreclosed assets	187	41	146	356%
Regulatory assessments and insurance	18,304	16,277	2,027	12%
Core deposit intangibles amortization	9,144	7,304	1,840	25%
Other expenses	78,947	63,606	15,341	24%
Total non-interest expense	$437,503	$395,162	$42,341	11%

Total non-interest expense of $438 million for the first nine months of 2024 increased $42.3 million, or 11 percent, over the same period in the prior year. Compensation and employee benefits expense of $255 million in the first nine months of 2024 increased $17.7 million, or 7 percent, over the same period in the prior year and was driven by annual salary increases and the acquisitions of Wheatland and RMB. Data processing expenses of $27.7 million for the first nine months of 2024 increased $2.5 million, or 10 percent, from the same period in the prior year. Regulatory assessments and insurance expense of $18.3 million for the first nine months of 2024 increased $2.0 million, or 12 percent, over the same period in the prior year which was principally due to the accrual adjustment for the FDIC special assessment. Other expenses of $78.9 million for the first nine months of 2024 increased $15.3 million, or 24 percent, from the first nine months of the prior year and was primarily driven by an increase of $8.6 million of acquisition-related expenses, which was partially offset by gains of $3.1 million from the sale of former branch facilities and disposal of fixed assets.

Provision for Credit Losses
The provision for credit loss expense was $19.8 million for the first nine months of 2024, an increase of $8.0 million, or 68 percent, over the same period in the prior year and was primarily attributable to $9.7 million from the acquisitions of Wheatland and RMB. Net charge-offs for the first nine months of 2024 were $8.7 million compared to $6.6 million in the first nine months of 2023.

Federal and State Income Tax Expense
Tax expense of $24.4 million for the first nine months of 2024 decreased $12.5 million, or 34 percent, over the prior year. The effective tax rate for the first nine months of 2024 was 16.0 percent compared to 17.9 percent for the same period in the prior year. The decrease in tax expense and the resulting effective tax rate was the result of a combination of increased federal tax credits and a decrease in the pre-tax income.

Efficiency Ratio
The efficiency ratio was 68.98 percent for the first nine months of 2024 compared to 62.10 percent for the same period of 2023. The increase from the prior year was primarily attributable to the increase in interest expense in the current year that outpaced the increase in interest income and increased non-interest expense.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are based on assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those made in this news release:

•risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio;
•changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity;
•legislative or regulatory changes, including increased FDIC insurance rates and assessments, changes in the review and regulation of bank mergers, or increased banking and consumer protection regulations, that may adversely affect the Company’s business and strategies;
•risks related to overall economic conditions, including the impact on the economy of a uncertain interest rate environment, inflationary pressures, and geopolitical instability, including the wars in Ukraine and the Middle East;
•risks associated with the Company’s ability to negotiate, complete, and successfully integrate any future acquisitions;
•costs or difficulties related to the completion and integration of pending or future acquisitions;
•impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital;
•reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition;
•deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers;
•changes in the competitive landscape, including as may result from new market entrants or further consolidation in the financial services industry, resulting in the creation of larger competitors with greater financial resources;
•risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions;
•risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions;
•material failure, potential interruption or breach in security of the Company’s systems or changes in technological which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities;
•risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events;

•success in managing risks involved in the foregoing; and
•effects of any reputational damage to the Company resulting from any of the foregoing.
The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, October 25, 2024. Please note that our conference call host no longer offers a general dial-in number. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register.vevent.com/register/BI32ee03ea65c34bd794e0027768d383d4. To participate via the webcast, log on to: https://edge.media-server.com/mmc/p/9bh88vfv.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), Western Security Bank (Billings, MT), and Wheatland Bank (Spokane, WA).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Sep 30, 2024	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023
Assets
Cash on hand and in banks	$342,105	271,107	246,525	264,067
Interest bearing cash deposits	645,728	529,672	1,107,817	1,408,027
Cash and cash equivalents	987,833	800,779	1,354,342	1,672,094
Debt securities, available-for-sale	4,436,578	4,499,541	4,785,719	4,741,738
Debt securities, held-to-maturity	3,348,698	3,400,403	3,502,411	3,553,805
Total debt securities	7,785,276	7,899,944	8,288,130	8,295,543
Loans held for sale, at fair value	46,126	39,745	15,691	29,027
Loans receivable	17,181,187	16,851,991	16,198,082	16,135,046
Allowance for credit losses	(205,170)	(200,955)	(192,757)	(192,271)
Loans receivable, net	16,976,017	16,651,036	16,005,325	15,942,775
Premises and equipment, net	466,977	451,515	421,791	415,343
Other real estate owned and foreclosed assets	633	630	1,503	48
Accrued interest receivable	114,121	102,279	94,526	104,476
Deferred tax asset	125,432	155,834	159,070	203,745
Intangibles, net	52,780	43,028	31,870	34,297
Goodwill	1,053,556	1,023,762	985,393	985,393
Non-marketable equity securities	98,285	121,810	12,755	11,330
Bank-owned life insurance	188,971	187,793	171,101	170,175
Other assets	309,762	327,185	201,132	199,315
Total assets	$28,205,769	27,805,340	27,742,629	28,063,561
Liabilities
Non-interest bearing deposits	$6,407,728	6,093,430	6,022,980	6,465,353
Interest bearing deposits	14,307,036	14,008,329	13,906,187	13,929,811
Securities sold under agreements to repurchase	1,831,501	1,629,504	1,486,850	1,499,696
FHLB advances	1,800,000	2,350,000	—	—
FRB Bank Term Funding	—	—	2,740,000	2,740,000
Other borrowed funds	84,168	88,149	81,695	73,752
Subordinated debentures	133,065	133,024	132,943	132,903
Accrued interest payable	35,382	31,000	125,907	91,874
Other liabilities	361,839	334,459	225,786	255,578
Total liabilities	24,960,719	24,667,895	24,722,348	25,188,967
Commitments and Contingent Liabilities	—	—	—	—
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 234,000,000 shares authorized	1,134	1,134	1,109	1,109
Paid-in capital	2,447,200	2,445,479	2,350,104	2,348,305
Retained earnings - substantially restricted	1,059,022	1,045,483	1,043,181	1,025,547
Accumulated other comprehensive loss	(262,306)	(354,651)	(374,113)	(500,367)
Total stockholders’ equity	3,245,050	3,137,445	3,020,281	2,874,594
Total liabilities and stockholders’ equity	$28,205,769	27,805,340	27,742,629	28,063,561

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended				Nine months ended
(Dollars in thousands, except per share data)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Interest Income
Investment securities	$46,371	42,165	56,218	53,397	144,754	144,697
Residential real estate loans	23,118	21,754	20,764	18,594	65,636	51,508
Commercial loans	196,901	188,326	181,472	173,437	566,699	493,706
Consumer and other loans	23,188	21,589	20,948	19,478	65,725	54,248
Total interest income	289,578	273,834	279,402	264,906	842,814	744,159
Interest Expense
Deposits	70,607	67,852	67,196	54,697	205,655	98,942
Securities sold under agreements to repurchase	14,737	13,566	12,598	10,972	40,901	24,185
Federal Home Loan Bank advances	22,344	24,179	4,249	—	50,772	26,910
FRB Bank Term Funding	—	—	27,097	30,229	27,097	63,160
Other borrowed funds	252	353	344	489	949	1,428
Subordinated debentures	1,407	1,406	1,438	1,465	4,251	4,308
Total interest expense	109,347	107,356	112,922	97,852	329,625	218,933
Net Interest Income	180,231	166,478	166,480	167,054	513,189	525,226
Provision for credit losses	8,005	3,518	8,249	3,539	19,772	11,782
Net interest income after provision for credit losses	172,226	162,960	158,231	163,515	493,417	513,444
Non-Interest Income
Service charges and other fees	20,587	19,422	18,563	19,304	58,572	56,042
Miscellaneous loan fees and charges	4,970	4,821	4,362	4,322	14,153	12,451
Gain on sale of loans	4,898	4,669	3,362	4,046	12,929	9,974
Gain (loss) on sale of securities	26	(12)	16	(65)	30	(202)
Other income	4,223	3,304	3,686	2,633	11,213	8,949
Total non-interest income	34,704	32,204	29,989	30,240	96,897	87,214
Non-Interest Expense
Compensation and employee benefits	85,083	84,434	85,789	77,387	255,306	237,628
Occupancy and equipment	11,989	11,594	11,883	10,553	35,466	33,045
Advertising and promotions	4,062	4,362	3,983	4,052	12,407	12,020
Data processing	9,196	9,387	9,159	8,730	27,742	25,241
Other real estate owned and foreclosed assets	13	149	25	15	187	41
Regulatory assessments and insurance	5,150	5,393	7,761	6,060	18,304	16,277
Intangibles amortization	3,367	3,017	2,760	2,428	9,144	7,304
Other expenses	25,848	22,616	30,483	20,351	78,947	63,606
Total non-interest expense	144,708	140,952	151,843	129,576	437,503	395,162
Income Before Income Taxes	62,222	54,212	36,377	64,179	152,811	205,496
Federal and state income tax expense	11,167	9,504	3,750	11,734	24,421	36,885
Net Income	$51,055	44,708	32,627	52,445	128,390	168,611

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	September 30, 2024			June 30, 2024
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,850,066	$23,118	5.00%	$1,796,787	$21,754	4.84%
Commercial loans [1]	13,957,304	198,556	5.66%	13,740,455	189,939	5.56%
Consumer and other loans	1,324,142	23,188	6.97%	1,290,587	21,589	6.73%
Total loans [2]	17,131,512	244,862	5.69%	16,827,829	233,282	5.58%
Tax-exempt debt securities [3]	1,660,643	14,710	3.54%	1,707,269	15,111	3.54%
Taxable debt securities [4,5]	7,073,967	34,001	1.92%	7,042,885	29,461	1.67%
Total earning assets	25,866,122	293,573	4.52%	25,577,983	277,854	4.37%
Goodwill and intangibles	1,092,632			1,068,250
Non-earning assets	836,878			754,491
Total assets	$27,795,632			$27,400,724
Liabilities
Non-interest bearing deposits	$6,237,166	$—	—%	$6,026,709	$—	—%
NOW and DDA accounts	5,314,459	16,221	1.21%	5,221,883	15,728	1.21%
Savings accounts	2,829,203	5,699	0.80%	2,914,538	6,014	0.83%
Money market deposit accounts	2,887,173	15,048	2.07%	2,904,438	14,467	2.00%
Certificate accounts	3,211,842	33,597	4.16%	3,037,638	31,593	4.18%
Total core deposits	20,479,843	70,565	1.37%	20,105,206	67,802	1.36%
Wholesale deposits [6]	3,122	42	5.47%	3,726	50	5.50%
Repurchase agreements	1,723,553	14,738	3.40%	1,597,887	13,566	3.41%
FHLB advances	1,828,533	22,344	4.78%	2,007,747	24,179	4.76%
Subordinated debentures and other borrowed funds	219,472	1,658	3.01%	224,778	1,759	3.15%
Total funding liabilities	24,254,523	109,347	1.79%	23,939,344	107,356	1.80%
Other liabilities	336,906			344,105
Total liabilities	24,591,429			24,283,449
Stockholders’ Equity
Stockholders’ equity	3,204,203			3,117,275
Total liabilities and stockholders’ equity	$27,795,632			$27,400,724
Net interest income (tax-equivalent)		$184,226			$170,498
Net interest spread (tax-equivalent)			2.73%			2.57%
Net interest margin (tax-equivalent)			2.83%			2.68%
______________________________
1 Includes tax effect of $1.7 million and $1.6 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2024 and June 30, 2024, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $2.1 million and $2.2 million on tax-exempt debt securities income for the three months ended September 30, 2024 and June 30, 2024, respectively.
4     Includes interest income of $4.8 million and $1.9 million on average interest-bearing cash balances of $357.0 million and $0.14 billion for the three months ended September 30, 2024 and June 30, 2024, respectively.
5 Includes tax effect of $203 thousand and $211 thousand on federal income tax credits for the three months ended September 30, 2024 and June 30, 2024, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.

Average Balance Sheets (continued)

	Three Months ended
	September 30, 2024			September 30, 2023
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,850,066	$23,118	5.00%	$1,649,947	$18,594	4.51%
Commercial loans [1]	13,957,304	198,556	5.66%	13,120,479	174,822	5.29%
Consumer and other loans	1,324,142	23,188	6.97%	1,263,775	19,478	6.11%
Total loans [2]	17,131,512	244,862	5.69%	16,034,201	212,894	5.27%
Tax-exempt debt securities [3]	1,660,643	14,710	3.54%	1,732,227	14,486	3.34%
Taxable debt securities [4,5]	7,073,967	34,001	1.92%	8,485,157	41,052	1.94%
Total earning assets	25,866,122	293,573	4.52%	26,251,585	268,432	4.06%
Goodwill and intangibles	1,092,632			1,020,868
Non-earning assets	836,878			528,145
Total assets	$27,795,632			$27,800,598
Liabilities
Non-interest bearing deposits	$6,237,166	$—	—%	$6,461,350	$—	—%
NOW and DDA accounts	5,314,459	16,221	1.21%	5,231,741	12,906	0.98%
Savings accounts	2,829,203	5,699	0.80%	2,840,620	3,492	0.49%
Money market deposit accounts	2,887,173	15,048	2.07%	3,039,177	12,646	1.65%
Certificate accounts	3,211,842	33,597	4.16%	2,462,266	23,151	3.73%
Total core deposits	20,479,843	70,565	1.37%	20,035,154	52,195	1.03%
Wholesale deposits [6]	3,122	42	5.47%	188,523	2,502	5.27%
Repurchase agreements	1,723,553	14,738	3.40%	1,401,765	10,972	3.11%
FHLB advances	1,828,533	22,344	4.78%	—	—	—%
FRB Bank Term Funding	—	—	—%	2,740,000	30,229	4.38%
Subordinated debentures and other borrowed funds	219,472	1,658	3.01%	208,336	1,954	3.72%
Total funding liabilities	24,254,523	109,347	1.79%	24,573,778	97,852	1.58%
Other liabilities	336,906			302,564
Total liabilities	24,591,429			24,876,342
Stockholders’ Equity
Stockholders’ equity	3,204,203			2,924,256
Total liabilities and stockholders’ equity	$27,795,632			$27,800,598
Net interest income (tax-equivalent)		$184,226			$170,580
Net interest spread (tax-equivalent)			2.73%			2.48%
Net interest margin (tax-equivalent)			2.83%			2.58%
______________________________
1 Includes tax effect of $1.7 million and $1.4 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2024 and 2023, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $2.1 million and $1.9 million on tax-exempt debt securities income for the three months ended September 30, 2024 and 2023, respectively.
4     Includes interest income of $4.8 million and $15.1 million on average interest-bearing cash balances of $357.0 million and $1,106.1 million for the three months ended September 30, 2024 and 2023, respectively.
5 Includes tax effect of $203 thousand and $215 thousand on federal income tax credits for the three months ended September 30, 2024 and 2023, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Nine Months ended
	September 30, 2024			September 30, 2023
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,798,202	$65,636	4.87%	$1,570,911	$51,508	4.37%
Commercial loans [1]	13,737,866	571,540	5.56%	12,910,691	498,152	5.16%
Consumer and other loans	1,299,463	65,725	6.76%	1,236,158	54,248	5.87%
Total loans [2]	16,835,531	702,901	5.58%	15,717,760	603,908	5.14%
Tax-exempt debt securities [3]	1,695,965	44,978	3.54%	1,745,764	44,978	3.44%
Taxable debt securities [4,5]	7,429,971	106,939	1.92%	8,240,041	107,338	1.74%
Total earning assets	25,961,467	854,818	4.40%	25,703,565	756,224	3.93%
Goodwill and intangibles	1,071,024			1,023,274
Non-earning assets	734,681			510,332
Total assets	$27,767,172			$27,237,171
Liabilities
Non-interest bearing deposits	$6,077,392	$—	—%	$6,770,242	$—	—%
NOW and DDA accounts	5,270,842	47,866	1.21%	5,140,668	22,606	0.59%
Savings accounts	2,881,273	17,368	0.81%	2,930,420	5,070	0.23%
Money market deposit accounts	2,913,206	43,907	2.01%	3,253,138	28,654	1.18%
Certificate accounts	3,083,866	96,365	4.17%	1,638,163	34,613	2.82%
Total core deposits	20,226,579	205,506	1.36%	19,732,631	90,943	0.62%
Wholesale deposits [6]	3,603	149	5.49%	213,465	7,999	5.01%
Repurchase agreements	1,612,021	40,901	3.39%	1,238,139	24,185	2.61%
FHLB advances	1,397,258	50,772	4.77%	738,004	26,910	4.81%
FRB Bank Term Funding	824,672	27,097	4.39%	1,929,322	63,160	4.38%
Subordinated debentures and other borrowed funds	220,835	5,200	3.15%	208,891	5,737	3.67%
Total funding liabilities	24,284,968	329,625	1.81%	24,060,452	218,934	1.22%
Other liabilities	345,822			256,022
Total liabilities	24,630,790			24,316,474
Stockholders’ Equity
Stockholders’ equity	3,136,382			2,920,697
Total liabilities and stockholders’ equity	$27,767,172			$27,237,171
Net interest income (tax-equivalent)		$525,193			$537,290
Net interest spread (tax-equivalent)			2.59%			2.71%
Net interest margin (tax-equivalent)			2.70%			2.79%
______________________________
1 Includes tax effect of $4.8 million and $4.4 million on tax-exempt municipal loan and lease income for the nine months ended September 30, 2024 and 2023, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $6.5 million and $7.0 million on tax-exempt debt securities income for the nine months ended September 30, 2024 and 2023, respectively.
4     Includes interest income of $17.2 million and $24.5 million on average interest-bearing cash balances of $631.7 million and $624.0 million for the nine months ended September 30, 2024 and 2023, respectively.
5 Includes tax effect of $629 thousand and $644 thousand on federal income tax credits for the nine months ended September 30, 2024 and 2023, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023
Custom and owner occupied construction	$235,915	$233,978	$290,572	$306,106	1%	(19)%	(23)%
Pre-sold and spec construction	203,610	198,219	236,596	287,048	3%	(14)%	(29)%
Total residential construction	439,525	432,197	527,168	593,154	2%	(17)%	(26)%
Land development	205,704	209,794	232,966	234,995	(2)%	(12)%	(12)%
Consumer land or lots	189,705	190,781	187,545	184,685	(1)%	1%	3%
Unimproved land	109,237	108,763	87,739	87,089	—%	25%	25%
Developed lots for operative builders	67,140	57,140	56,142	62,485	18%	20%	7%
Commercial lots	98,644	99,036	87,185	84,194	—%	13%	17%
Other construction	689,638	810,536	900,547	982,384	(15)%	(23)%	(30)%
Total land, lot, and other construction	1,360,068	1,476,050	1,552,124	1,635,832	(8)%	(12)%	(17)%
Owner occupied	3,121,900	3,087,814	3,035,768	2,976,821	1%	3%	5%
Non-owner occupied	4,001,430	3,941,786	3,742,916	3,765,266	2%	7%	6%
Total commercial real estate	7,123,330	7,029,600	6,778,684	6,742,087	1%	5%	6%
Commercial and industrial	1,387,538	1,400,896	1,363,479	1,363,198	(1)%	2%	2%
Agriculture	1,047,320	962,384	772,458	785,208	9%	36%	33%
1st lien	2,462,885	2,353,912	2,127,989	2,054,497	5%	16%	20%
Junior lien	77,029	56,049	47,230	47,490	37%	63%	62%
Total 1-4 family	2,539,914	2,409,961	2,175,219	2,101,987	5%	17%	21%
Multifamily residential	921,138	1,027,962	796,538	714,822	(10)%	16%	29%
Home equity lines of credit	1,004,300	974,000	979,891	950,204	3%	2%	6%
Other consumer	221,517	220,755	229,154	233,980	—%	(3)%	(5)%
Total consumer	1,225,817	1,194,755	1,209,045	1,184,184	3%	1%	4%
States and political subdivisions	993,871	777,426	834,947	833,618	28%	19%	19%
Other	188,792	180,505	204,111	209,983	5%	(8)%	(10)%
Total loans receivable, including loans held for sale	17,227,313	16,891,736	16,213,773	16,164,073	2%	6%	7%
Less loans held for sale [1]	(46,126)	(39,745)	(15,691)	(29,027)	16%	194%	59%
Total loans receivable	$17,181,187	$16,851,991	$16,198,082	$16,135,046	2%	6%	6%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2024	Sep 30, 2024
Custom and owner occupied construction	$202	206	214	219	202	—	—
Pre-sold and spec construction	3,705	2,908	763	763	2,942	763	—
Total residential construction	3,907	3,114	977	982	3,144	763	—
Land development	583	—	35	80	22	561	—
Consumer land or lots	458	429	96	314	241	217	—
Unimproved land	—	—	—	36	—	—	—
Developed lots for operative builders	531	608	608	608	—	531	—
Commercial lots	47	47	47	188	—	47	—
Other construction	—	25	—	12,884	—	—	—
Total land, lot and other construction	1,619	1,109	786	14,110	263	1,356	—
Owner occupied	1,903	1,992	1,838	1,445	662	809	432
Non-owner occupied	1,335	257	11,016	15,105	1,335	—	—
Total commercial real estate	3,238	2,249	12,854	16,550	1,997	809	432
Commercial and Industrial	2,455	2,044	1,971	1,367	1,408	1,047	—
Agriculture	6,040	2,442	2,558	2,450	2,164	3,876	—
1st lien	6,065	2,923	2,664	2,766	3,724	2,341	—
Junior lien	279	492	180	363	279	—	—
Total 1-4 family	6,344	3,415	2,844	3,129	4,003	2,341	—
Multifamily residential	392	385	395	—	392	—	—
Home equity lines of credit	2,867	2,145	2,043	1,612	1,903	964	—
Other consumer	1,111	1,089	1,187	942	663	247	201
Total consumer	3,978	3,234	3,230	2,554	2,566	1,211	201
Other	148	16	16	1,141	—	148	—
Total	$28,121	18,008	25,631	42,283	15,937	11,551	633

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023
Custom and owner occupied construction	$13	$1,323	$2,549	$—	(99)%	(99)%	n/m
Pre-sold and spec construction	1,250	816	1,219	599	53%	3%	109%
Total residential construction	1,263	2,139	3,768	599	(41)%	(66)%	111%
Land development	157	—	163	44	n/m	(4)%	257%
Consumer land or lots	747	411	624	528	82%	20%	41%
Unimproved land	39	158	—	87	(75)%	n/m	(55)%
Commercial lots	—	—	2,159	1,245	n/m	(100)%	(100)%
Other construction	—	21	—	—	(100)%	n/m	n/m
Total land, lot and other construction	943	590	2,946	1,904	60%	(68)%	(50)%
Owner occupied	5,641	4,326	2,222	652	30%	154%	765%
Non-owner occupied	13,785	8,119	14,471	213	70%	(5)%	6,372%
Total commercial real estate	19,426	12,445	16,693	865	56%	16%	2,146%
Commercial and industrial	3,125	17,591	12,905	2,946	(82)%	(76)%	6%
Agriculture	16,932	5,288	594	604	220%	2,751%	2,703%
1st lien	6,275	2,637	3,768	1,006	138%	67%	524%
Junior lien	13	17	1	355	(24)%	1,200%	(96)%
Total 1-4 family	6,288	2,654	3,769	1,361	137%	67%	362%
Home equity lines of credit	4,567	5,432	4,518	3,638	(16)%	1%	26%
Other consumer	2,227	2,192	3,264	1,821	2%	(32)%	22%
Total consumer	6,794	7,624	7,782	5,459	(11)%	(13)%	24%
Other	1,442	1,347	1,510	1,515	7%	(5)%	(5)%
Total	$56,213	$49,678	$49,967	$15,253	13%	13%	269%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2024
Pre-sold and spec construction	$(4)	(4)	(15)	(12)	—	4
Land development	(21)	(1)	(135)	(134)	—	21
Consumer land or lots	(21)	(22)	(19)	(14)	—	21
Unimproved land	5	5	—	—	5	—
Commercial lots	319	319	—	—	319	—
Other construction	—	—	889	—	—	—
Total land, lot and other construction	282	301	735	(148)	324	42
Owner occupied	(73)	(73)	(59)	(104)	—	73
Non-owner occupied	(3)	(2)	799	500	—	3
Total commercial real estate	(76)	(75)	740	396	—	76
Commercial and industrial	1,272	644	364	(11)	1,839	567
Agriculture	65	68	—	—	68	3
1st lien	(34)	(22)	66	98	—	34
Junior lien	(60)	(55)	24	32	10	70
Total 1-4 family	(94)	(77)	90	130	10	104
Multifamily residential	—	—	(136)	—	—	—
Home equity lines of credit	(31)	1	(6)	20	35	66
Other consumer	753	493	1,097	816	1,056	303
Total consumer	722	494	1,091	836	1,091	369
Other	6,561	4,611	7,447	5,430	9,074	2,513
Total	$8,728	5,962	10,316	6,621	12,406	3,678

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